Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-237831) pertaining to the Lockheed Martin Corporation Hourly Employee Savings Plan Plus of our report dated June 24, 2024, with respect to the financial statements and supplemental schedule of the Lockheed Martin Corporation Hourly Employee Savings Plan Plus included in this Annual Report (Form 11-K) for the year ended December 31, 2023.
/s/ Mitchell & Titus, LLP
Washington, D.C.
June 24, 2024